UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 22, 2010

POKERTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Company”), in connection with the items set forth below.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 22, 2010 in Matthews, North Carolina. The matters voted upon and the results of the votes were as follows:

Proposal One — Election of Directors

	For	Withheld
Lyle A. Berman	6,316,756	185,093
James T. Crawford	6,378,702	123,147
Joseph J. Lahti	6,445,300	56,549
Arthur L. Lomax	6,386,002	115,847
Gehrig H. White	6,254,268	247,581

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
9,845,253	104,854	500

Proposal Three — Amendment to the Company’s Restated Articles of Incorporation to Effect a Reverse Stock Split at the Discretion of the Board of Directors

For	Against	Abstain
9,379,325	558,650	12,632

The Company’s Proxy Statement for the Meeting filed with the Securities and Exchange Commission on May 18, 2010 provides more information about these proposals and the vote required for approval of each of them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date:	June 28, 2010	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer and Chief Financial Officer